UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 9, 2011
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24923	25-1799439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      949-483-4600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On January 9, 2011, Conexant Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Standard Microsystems Corporation, a Delaware corporation (“Parent”), and Comet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and has recommended that the stockholders of the Company vote in favor of adoption of the Merger Agreement.
Merger Agreement
     Subject to the terms and conditions of the Merger Agreement, each outstanding share of the Company’s common stock at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive (i) $1.125 (the “Cash Consideration”) in cash, without interest and subject to any applicable withholding tax and (ii) a fraction (the “Exchange Ratio”) of a share of Parent common stock (together with the Cash Consideration, the “Merger Consideration”). If the volume-weighted average price of a share of Parent common stock as reported by Bloomberg during the 20-day period ending on the second full trading day prior to the closing date of the Merger (the “Average Parent Stock Price”) is greater than $26.381 but less than $32.244, then the Exchange Ratio will be the Cash Consideration divided by the Average Parent Stock Price. If the Average Parent Stock Price is equal to or less than $26.381, then the Exchange Ratio will be fixed at 0.04264. On the other hand, if the Average Parent Stock Price is equal to or greater than $32.244, then the Exchange Ratio will be fixed at 0.03489. No fractional shares of Parent’s common stock will be issued in the Merger, and the Company’s stockholders will receive cash in lieu of fractional shares, if any, of Parent’s common stock.
     The Merger Agreement provides that any options that are outstanding and unexercised at the Effective Time will be converted into the right to receive, with respect to each such option, an amount of cash equal to the excess, if any, of the value of the Merger Consideration over the exercise price per share under the option for each share subject to such option. Any option with an exercise price greater than the value of the Merger Consideration shall be cancelled without consideration and be of no further force and effect. In addition, at the Effective Time, the vesting of each share of restricted stock will be accelerated, and each such share will be converted into the right to receive the Merger Consideration. Each restricted stock unit that is outstanding and either vested or held by a non-employee director of the Company as of the Effective Time will be converted into the right to receive, with respect to each such unit, an amount of cash equal to the value of the Merger Consideration. All other restricted stock units will be assumed by Parent at the Effective Time, with the number of shares of Parent common stock subject to each award of assumed restricted stock units adjusted by multiplying the number of shares of Company common stock subject to each such award immediately prior to the Effective Time by the sum of (i) the Exchange Ratio and (ii) the quotient obtained by dividing the Cash Consideration by the Average Parent Stock Price.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to solicit, encourage or initiate discussions with third parties regarding other proposals to acquire the Company and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) subject to the terms and conditions set forth in the Merger Agreement. Under certain circumstances specified in the Merger Agreement, the Company may be required to pay to Parent a termination fee of $7.7 million in connection with the termination of the Merger Agreement.
     The completion of the Merger is subject to customary conditions, including, among other things, (1) the affirmative vote of a majority of the outstanding shares of the Company’s common stock in favor of the adoption of the Merger Agreement, (2) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable foreign antitrust laws, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) the declaration by the Securities and Exchange Commission (the “SEC”) of the effectiveness of the Registration Statement on Form S-4 to be filed by Parent, (5) approval for listing on The Nasdaq Global Select Market of shares of Parent’s common stock to be issued to the Company’s stockholders pursuant to the Merger, subject to official notice of issuance, and (6) the absence of any material adverse effect with respect to the Company or Parent during the interim period between the execution of the Merger Agreement and consummation of the Merger.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Parent, contains representations and warranties of each of the Company, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.
Additional Information About This Transaction
     In connection with the proposed transaction, Parent will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of the Company and a prospectus of Parent. The definitive proxy statement/prospectus will be mailed to stockholders of the Company. The Company and Parent urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Parent and the Company with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by Parent or the Company with the SEC relating to the proposed transaction may also be obtained for free by accessing Parent’s website at www.smsc.com by clicking on the link for “Investor Relations”, then clicking on the link for “SEC Filings” or by accessing the Company’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.
Participants in This Transaction
     Parent, the Company and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Parent’s executive officers and directors in Parent’s definitive proxy statement filed with the SEC on June 14, 2010. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from Parent or the Company, respectively, using the contact information above.
Item 8.01 Other Events.
     On January 10, 2011, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     Due to the Company’s entry into the Merger Agreement, the Board of Directors of the Company has postponed the 2011 Annual Meeting of Stockholders that had been scheduled for January 20, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s stockholders required to vote on the proposed Merger. The Company will provide information related to the rescheduled meeting at a later date. A copy of the press release issued by the Company on January 10, 2011 announcing the postponement of the Company’s 2011 Annual Meeting of Stockholders is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated January 9, 2011, among the Company, Parent and Merger Sub.*

99.1	Joint Press Release issued by the Company and Parent on January 10, 2011.

99.2	Press Release issued by the Company on January 10, 2011.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
	By:	/s/ Mark Peterson
Date: January 10, 2011		Mark Peterson
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 9, 2011, among the Company, Parent and Merger Sub.*

99.1	Joint Press Release issued by the Company and Parent on January 10, 2011.

99.2	Press Release issued by the Company on January 10, 2011.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.